Exhibit 99.1

FOR IMMEDIATE RELEASE

ProUroCare Medical Inc. To Delist From The OTCQB

And Deregister Its Common Stock, Units and Warrants

MINNEAPOLIS (March 12, 2014) — ProUroCare Medical Inc., a Nevada Corporation (OTCQB: PUMD), developer of the FDA-approved ProUroScan™ prostate imaging system, announced today that it intends to remove its common stock from trading on the OTCQB and to file a Form 15 with the Securities and Exchange Commission (“SEC”) on or about March 14, 2014. The Company also announced that because its common stock, warrants and units are held by less than 300 holders of record and were held by less than 300 holders of record as of January 1, 2014, it expects to terminate the registration of its common stock, warrants and units under Section 12(g) and to suspend its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by filing the Form 15 with the SEC.

The Company is taking this action in order to reduce the legal, accounting and administrative costs associated with being a reporting company under the Exchange Act and to allow the Company to explore options for a refinancing, restructuring or a sale of the Company or its assets without the burdens of its current public reporting status.  There is no assurance that any such transaction will be completed.

Stanton D. Myrum, Chief Executive Officer of the Company, stated, “The Company’s decision to deregister and ‘go-dark’ was made after careful consideration of the advantages and disadvantages of being a ‘fully reporting’ public company, particularly in light of our limited financial resources, market capitalization, low stock price and trading volumes. The Board believes that the high costs and demands on management’s time of our ongoing compliance with SEC and Sarbanes-Oxley reporting requirements represent a substantial burden on the Company. We believe this deregistration will reduce future operating expenses in the range of $200,000 to $250,000 annually.”

The Company anticipates that the OTCQB will suspend trading in the Company’s common stock on the date the Company’s Form 15 is filed with the SEC. Accordingly, the last day the Company’s common stock will trade on OTCQB is on or about March 14, 2014. Upon filing the Form 15 with the SEC, the obligations of the Company to file certain periodic reports, including Forms 10-K, 10-Q and 8-K, will be suspended on a going forward basis. The Company anticipates that its common stock will commence quotation on the OTC Pink Marketplace after its delisting from the OTCQB to the extent market makers agree to make a market in its stock.

No assurance, however, can be given that a trading market in the Company’s common stock through the OTC Pink Marketplace will commence or be maintained.

Although the Company will not be filing 10-K’s, 10-Q’s and other documents that are required to be filed by a fully reporting public company, the Company intends to continue to update shareholders on its progress through periodic press releases, postings on its web site and direct mailings to shareholders as appropriate. We will also send copies of press releases and other company news to shareholders who send an email from their preferred email address with the words “Shareholder Email” in the subject line to ashuler@prourocare.com.

About ProUroCare Medical Inc.

ProUroCare Medical Inc. is a publicly traded company engaged in the business of creating innovative medical imaging products. The company’s ProUroScan system, an elasticity imaging technology used to document abnormalities of the prostate previously detected by a digital rectal examination, received commercial clearance from the FDA in April 2012.

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This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of ProUroCare’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause ProUroCare’s results to differ materially from those expressed or implied by such forward looking statements include, but are not limited to, the ability of ProUroCare to find adequate financing to complete the development of its products; the high level of secured and unsecured debt incurred by ProUroCare; the impact and timing of actions taken by the FDA and other regulatory agencies with respect to ProUroCare’s products and business; the dependence by ProUroCare on third parties for the development and manufacture of its products; and other risks and uncertainties detailed from time to time in ProUroCare’s prior filings with the Securities and Exchange Commission (“SEC”) including its most recently filed Form 10-K and Form 10-Q. ProUroCare undertakes no duty to update any of these forward-looking statements and does not intend to file further reports with the SEC following filing of a Form 15.